UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 28, 2014

Date of Report (Date of earliest event reported)

Spark Energy, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36559	46-5453215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2105 CityWest Blvd., Suite 100

Houston, Texas 77042

(Address of principal executive offices)

(713) 600-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 28, 2014, Spark Energy, Inc., a Delaware corporation (the “Company”), NuDevco Retail Holdings, LLC, a Texas limited liability company (“NuDevco Retail Holdings”) and NuDevco Retail, LLC, a Texas limited liability company (“NuDevco Retail”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwrites named therein (the “Underwriters”), relating to the offer and sale of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale by the Company (the “Offering”), and purchase by the Underwriters, of 3,000,000 shares of Common Stock at a price of $18.00 per share ($16.74 per share net of underwriting discounts and commissions and structuring fees). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option (the “Underwriters’ Option”) to purchase up to an additional 450,000 shares of Common Stock (the “Option Shares”) at the same price per share.

The material terms of the Offering are described in the prospectus, dated July 28, 2014 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 30, 2014, pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-196375), initially filed by the Company on May 29, 2014.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company, NuDevco Retail Holdings and NuDevco Retail have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on August 1, 2014, and the Company received proceeds (the “Net Proceeds”) from the Offering of approximately $46.7 million (net of underwriting discounts, commissions, structuring fees and estimated offering expenses payable by the Company). As described in the Prospectus, the Net Proceeds of the Offering were used to acquire units in Spark HoldCo, LLC (the “Spark HoldCo Units”), representing approximately 21.82% of the outstanding Spark HoldCo units after the Offering, from NuDevco Retail Holdings and to repay the NuDevco Note (as defined in the Prospectus). The Company will use the net proceeds from any exercise of the Underwriters’ Option to acquire from NuDevco Retail Holdings an additional number Spark HoldCo units equal to the number of additional shares of Common Stock purchased by the Underwriters, and a corresponding number of shares of the Company’s Class B common stock, par value $0.01 per share, owned by NuDevco Retail Holdings will be cancelled.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting—Conflicts of Interest” in the Prospectus, some of the Underwriters and their affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with the Company and its affiliates. The Underwriters and their affiliates have received, and expect to receive, customary fees and commissions for these transactions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated as of July 28, 2014, by and among Spark Energy, Inc., NuDevco Retail Holdings, LLC, NuDevco Retail, LLC, Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spark Energy, Inc.

Date: August 1, 2014	By:	/s/ Gil Melman
	Name:	Gil Melman
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated as of July 28, 2014, by and among Spark Energy, Inc., NuDevco Retail Holdings, LLC, NuDevco Retail, LLC, Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated.